Exhibit 77(b)

Report of Independent Registered Public Accounting Firm

The Shareholders and Board of Trustees

ING Investors Trust

In planning and performing our audits of the financial statements of ING American Funds Asset Allocation Portfolio, ING American Funds Global Growth and Income Portfolio, ING American Funds International Growth and Income Portfolio, ING American Funds International Portfolio, ING American Funds World Allocation Portfolio, ING BlackRock Health Sciences Opportunities Portfolio, ING BlackRock Inflation Protected Bond Portfolio, ING BlackRock Large Cap Growth Portfolio, ING Bond Portfolio (formerly, ING American Funds Bond Portfolio), ING Clarion Global Real Estate Portfolio, ING Clarion Real Estate Portfolio, ING DFA Global Allocation Portfolio, ING DFA World Equity Portfolio, ING FMRSM Diversified Mid Cap Portfolio, ING Franklin Income Portfolio, ING Franklin Mutual Shares Portfolio, ING Franklin Templeton Founding Strategy Portfolio, ING Global Resources Portfolio, ING Invesco Van Kampen Growth and Income Portfolio, ING JPMorgan Emerging Markets Equity Portfolio, ING JPMorgan Small Cap Core Equity Portfolio, ING Large Cap Growth Portfolio, ING Large Cap Value Portfolio, ING Limited Maturity Bond Portfolio, ING Liquid Assets Portfolio, ING Marsico Growth Portfolio, ING MFS Total Return Portfolio, ING MFS Utilities Portfolio, ING Morgan Stanley Global Franchise Portfolio, ING Oppenheimer Active Allocation Portfolio, ING PIMCO High Yield Portfolio, ING PIMCO Total Return Bond Portfolio, ING Pioneer Fund Portfolio, ING Pioneer Mid Cap Value Portfolio, ING Retirement Conservative Portfolio, ING Retirement Growth Portfolio, ING Retirement Moderate Portfolio, ING Retirement Moderate Growth Portfolio, ING T. Rowe Price Capital Appreciation Portfolio, ING T. Rowe Price Equity Income Portfolio, ING T. Rowe Price International Stock Portfolio, ING Templeton Global Growth Portfolio, ING U.S. Stock Index Portfolio, and the consolidated financial statements of ING Goldman Sachs Commodity Strategy Portfolio (collectively, the “Portfolios”), each a series of ING Investors Trust, as of and for the year or period ended December 31, 2012, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Portfolios’ internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Portfolios’ internal control over financial reporting. Accordingly, we express no such opinion.

Management of the Portfolios is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (GAAP). A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Portfolios’ annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Portfolios’ internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Portfolios’ internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of December 31, 2012.

This report is intended solely for the information and use of management and the Board of Trustees of ING Investors Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ KPMG LLP

Boston, Massachusetts

February 25, 2013